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                                                                    EXHIBIT 10.4


                           REVOLVING ACCOUNT TRANSFER
                             AND PURCHASE AGREEMENT
                                    (BATCH)

         THIS REVOLVING ACCOUNT TRANSFER AND PURCHASE AGREEMENT (Batch) (this "Agreement") dated as of December 24, 1996 is entered into by and between PONDER INDUSTRIES, INC., a Delaware corporation ( "Seller") and KBK FINANCIAL, INC., a Delaware corporation doing business as PII/KBK Acceptance Corporation ("KBK"). In consideration of the mutual covenants and agreements contained herein, Seller and KBK hereby agree as follows:

                    SECTION 1.  DEFINITIONS AND CONSTRUCTION

1.1      DEFINITIONS.  The following definitions shall apply throughout this
         Agreement:

         "ACCOUNT PAYMENT" means that portion of the purchase price paid by KBK to Seller from time to time for the Accounts purchased hereunder.

         "ACCOUNT PAYMENT BASE" means an amount equal to 80% of Eligible Accounts, as determined by KBK from time to time in its sole and absolute discretion.

         "ACCOUNT(S)" means the right of the Seller to payment for goods sold or leased or for services rendered which is not evidenced by a promissory note, together with anything else defined as an "account" in the UCC, whether now existing or hereafter created or arising. Accounts may also include chattel paper satisfactory to KBK in its sole discretion.

         "ACCOUNT DEBTOR" means the person or entity which is obligated on an Account.

         "AFFILIATE" means with respect to any person or entity in question, any other person or entity owned or controlled by, or which owns or controls or is under common control or is otherwise affiliated with such person or entity in question.

         "AVAILABILITY POOL" means, at the time of determination thereof, the maximum amount available for an Account Payment to Seller, as determined in accordance with the Availability Certificate.

         "AVAILABILITY CERTIFICATE" means a certificate in the form of Exhibit A attached hereto duly executed by an authorized officer of Seller.

         "BASE RATE" means the per annum variable rate (based on a 360 day year and actual days elapsed) established from time to time by KBK without notice to Seller as its Base Rate for purposes of calculating variable discounts under KBK's account transfer agreements.

         "BATCH BALANCE" means, at the time of determination thereof, (i) the sum of all Account Payments paid by KBK to Seller, plus all fees, expenses and Discounts owing by Seller hereunder which are deducted from the Availability Pool from time to time, less (ii) the amount of all payments and collections received by KBK on the Accounts purchased hereunder.

         "BILL OF SALE" means the Bill of Sale in the form attached hereto as Exhibit A-1 duly executed by an authorized officer of Seller.

         "COLLATERAL" has the meaning given it in Section 8.1 hereof.

         "COLLECTION REPORT" means a report that provides the daily collection activity detailed by transaction which is in form and detail satisfactory to KBK, such detail to include the customer's name, payment date, invoice number and amount of payment for each transaction.

         "CONCENTRATION LIMIT" means the maximum amount of Accounts owing by any single Account Debtor that may qualify as Eligible Accounts. In no event shall the Concentration Limit for any Account Debtor exceed five percent (5%) of Eligible Accounts.

         "DEBIT ACCOUNT" means Account No. 1824132698 that Seller has with BancOne Texas, N.A., Houston, Texas, over which KBK shall have express written authority to debit pursuant to the terms of the Agreement.

         "DEFAULT RATE" means a per annum rate of interest (based on a 360 day year and actual days elapsed) equal to the maximum rate permitted by applicable law with respect to commercial loans.

         "DISCOUNT" has the meaning given it in Section 4.1 hereof.

         "DISCOUNT RATE" means a variable discount rate equal to the Base Rate in effect on such day, plus (subject to adjustment as provided in
         Section 4.1 and Schedule 4.1 hereof) five and one-half percent (5.50%) per annum; provided, however, in no event shall the Discount Rate be less than seven percent (7%) per annum and upon the occurrence of an Event of Default, the Discount Rate shall automatically be eighteen percent (18%) per annum. If the Base Rate changes after the date hereof, the Discount Rate shall be automatically increased or decreased, as the case may be, without notice to the Seller from time to time as of the effective time of each change in the Base Rate.
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         "DISPUTED ACCOUNTS" has the meaning given it in Section 9.5.

         "ELIGIBLE ACCOUNTS" means, at the time of determination thereof, all Accounts (including, for purposes of this Agreement, chattel paper deemed satisfactory for purchase by KBK in its sole discretion) purchased hereunder except the following: (i) any Account which by its terms is payable more than thirty (30) days from the invoice date,
         (ii) any Account which has been outstanding for more than ninety (90) days from the invoice date, (iii) to the extent that the aggregate outstanding amount owed by any single Account Debtor exceeds the Concentration Limit, any amount in excess of the Concentration Limit owed by such Account Debtor, (iv) any Account that is owed by an Account Debtor which is an Affiliate of the Seller or an officer or employee of the Seller, (v) any Account that arises out of a sale made, goods shipped or services performed outside of the United States or that is owed by an Account Debtor located outside the United States (but KBK may, in its sole and absolute discretion, grant written consent to Seller to include within Eligible Accounts some or all of the Accounts owed to Seller by certain Account Debtors located outside the United States), (vi) any Account that is owed by an Account Debtor which is a creditor or supplier of the Seller, (vii) any Account that is owed by an Account Debtor which has asserted any defense or offset or which has contested any liability with respect to such Account,
         (viii) any Account owed by an Account Debtor if more than 5% (in dollar amount) of such Account Debtor's Accounts are ninety (90) days or more past due, (ix) any Account the Account Debtor of which is the United States or any department, agency or instrumentality thereof, unless the right to payment under such Account is assigned to KBK in full compliance with the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727), (x) any Account the Account Debtor of which is any state or any department, agency or subdivision thereof unless the right to payment under such Account is assigned to KBK in full compliance with such state's laws pertaining to the assignment of claims, if any, (xi) any Account with respect to which Seller has furnished a payment and/or performance bond and that portion of any Account representing retainage, (xii) any Account owing by an Account Debtor for which there has been instituted a proceeding in bankruptcy or a reorganization under the United States Bankruptcy Code or other law, whether state or federal, now or hereafter existing for the relief of debtors, (xiii) any Account with respect to which goods are placed on consignment or other terms by reason of which payment by the Account Debtor may be conditioned, and (xiv) any Account (or portion of an Account) which, KBK may designate from time to time, in its reasonable discretion, for exclusion from Eligible Accounts. In addition to the foregoing, (1) an Account shall not be deemed an Eligible Account unless each of the representations and warranties set forth in Section 7 of this Agreement are true and correct (and remain true and correct at all times) with respect to such Account, and (2) for purposes of determining the amount of an Account, all discounts, allowances, credits and adjustments relating to such Account, calculated on the basis of the shortest payment period provided with respect to the related invoice, shall be deducted from the gross face amount payable pursuant to such invoice.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, rules, orders, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants or industrial, toxic or hazardous substances into the environment, or otherwise relating to the manufacture, processing, treatment, transport or handling of pollutants or industrial, toxic or hazardous substances.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA PLAN" means any pension benefit plan subject to Title IV of ERISA maintained by the Seller or any Affiliate thereof with respect to which the Seller or any Affiliate has a fixed or contingent liability.

         "EVENT OF DEFAULT" has the meaning given it in Section 12.

         "FACILITY AMOUNT" means the amount of $4,000,000.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor), consistently applied throughout the period involved.

         "INDEMNIFIED CLAIMS" means any and all claims, demands, actions, causes of action, judgments, suits, liabilities, obligations, losses, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including without limitation, fees and expenses of attorneys and other professional consultants and experts in connection with any investigation or defense) of every kind or nature, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against or incurred or paid by any Indemnified Person at any time and from time to time, because of or resulting from, in connection with or in any way relating to or arising out of the purchase of any Account hereunder or any other transaction, act, omission, event or circumstance in any way connected with or contemplated by this Agreement or the other Purchase Documents or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing (including, but not limited to any investigation, litigation, proceeding, enforcement of KBK's rights, or defense of KBK's actions related to or arising out of this Agreement, the other Purchase Documents, or the Account Payments or the use of the proceeds thereof), whether or not any Indemnified Person is a party thereto.

         "INDEMNIFIED PERSONS" shall collectively mean KBK and its officers, directors, shareholders, employees, attorneys, representatives, agents, Affiliates, successors and assigns.

         "INVENTORY" means all goods, now owned or hereafter acquired by the Seller and wherever located, which are held for sale or lease or are to be furnished under any contract of service (including, but not limited to raw materials, work in process, finished goods and materials used or consumed in the manufacture or production





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         thereof, goods in which the Seller has an interest in mass or a joint or other interest or rights of any kind, and goods which have been returned to or repossessed or stopped in transit by the Seller) and anything else defined as "inventory" in the UCC. Without limitation of the foregoing, Inventory shall include Seller's (i) revenue producing tools, (ii) components, subassemblies, and expendable (replacement) parts of or for revenue producing tools, (iii) revenue producing tools in production, and (iv) raw materials used to build the assets described in the foregoing clauses (i), (ii) and (iii).

         "INVOICES AND RELATED DATA" has the meaning given it in Section 6.5.

         "LOAN AGREEMENT" means that certain Loan Agreement dated as of November 27, 1996 by and between Seller, as borrower, and KBK, as lender.

         "LOAN DOCUMENTS" means the Loan Agreement and all promissory notes, security agreements, pledge agreements, documents, instruments, guarantees, certificates and agreements executed and/or delivered by Seller, as borrower, any guarantor or third party in favor of KBK in connection with the Loan Agreement.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of Seller and its Subsidiaries taken as a whole, or Seller, or the Guarantor; (b) a material impairment of the ability of Seller or the Guarantor to perform under any Purchase Document or Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Seller or the Guarantor of any Purchase Document or Loan Document to which it is a party.

         "OBLIGATIONS" means all indebtedness, obligations and liabilities owing by Seller to KBK arising under this Agreement and the other Purchase Documents, and all other indebtedness, obligations and liabilities owing by Seller to KBK, whether presently existing or hereafter arising, direct or indirect, primary or secondary, joint, several, or joint and several, fixed or contingent, and whether originally payable to KBK or to a third party and subsequently acquired by KBK (including, without limitation, all indebtedness, obligations and liabilities of Seller to KBK arising by promissory note, discount, indemnity, guaranty, letter of credit or as established by law or by a court of competent jurisdiction).

         "PURCHASE DOCUMENTS" means this Agreement and the documents, agreements and instruments required by KBK to be executed and delivered in connection herewith (including, without limitation, all other documents, agreements and instruments evidencing, securing, governing, guaranteeing and/or pertaining to the Obligations owing hereunder).

         "REMITTANCE ADDRESS" means P.O. Box 297-895, Houston, Texas 77297.

         "RESERVE" has the meaning given it in Section 5.1.

         "SALES JOURNAL" means a report that will provide the daily sales activity of Seller detailed by transaction which is in form and detail satisfactory to KBK, such detail to include the customer's name, date of sale, invoice number and sales amount for each transaction.

         "SUBSIDIARY" means any corporation of which more than 50 percent of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by a Person and, or, one or more of its Subsidiaries.

         "TERM" has the meaning given it in Section 14.4.

         "TERMINATION EVENT" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) of ERISA or (ii) any other reportable event described in Section 4043 of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, (b) the withdrawal of the Seller or any Affiliate of the Seller from any ERISA Plan during a plan year in which it was a 'substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

1.2 CONSTRUCTION. Terms defined in the UCC which are used and not otherwise defined herein shall have the meanings given them in the UCC. The terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions and modifications of such agreement, instrument or document. All addenda, exhibits and schedules attached to this Agreement are a part hereof for all purposes. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

1.3 CALCULATIONS AND DETERMINATIONS. The Batch Balance shall be increased by the amount of each Account Payment from the date each such payment is made by KBK to Seller and shall be decreased within three business days after KBK receives, in collected and immediately available funds, proceeds of collection of Accounts. Unless otherwise expressly provided herein or unless KBK otherwise consents, all financial statements and reports furnished to KBK hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.





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             SECTION 2.  PURCHASES OF ACCOUNTS AND ACCOUNT PAYMENTS

2.1 ACCOUNT PAYMENTS. Subject to the terms of this Agreement, Seller agrees to offer for sale from time to time and KBK agrees to purchase all Accounts of Seller. It is the intention of the parties hereto that all Accounts sold to KBK from time to time hereunder will be considered and sold as one account or batch. The Account Payment paid to Seller at any time hereunder shall be an amount up to the Availability Pool at such time, as requested by Seller on the most recent Availability Certificate delivered to KBK.

2.2 PURCHASE PRICE. The purchase price for Accounts which are Eligible Accounts at the time of their sale to KBK is the amount of increase in the Availability Pool on the date of, and as a result of, such sales, plus the amount of increase in the Availability Pool when such Accounts are collected, less the respective Discount. The consideration provided by KBK to Seller for the purchase of any Accounts which are not Eligible Accounts at the time of their sale to KBK is the contingent increase in, and the amount of any increase in, the Availability Pool if and when such Accounts are collected, less the respective Discount; provided, however, if any such Accounts become Eligible Accounts after their sale to KBK, the consideration for the purchase of such Accounts shall also include the amount of increase in the Availability Pool resulting from such Accounts becoming Eligible Accounts.

2.3 NOTICE OF SALES. In connection with the initial sale of Accounts hereunder, Seller shall deliver to KBK a signed and completed Availability Certificate and a Bill of Sale which has a detailed aging of Accounts attached thereto, all in form and detail satisfactory to KBK. The Seller must give prior written notice to KBK of any subsequent sales of Accounts by delivering to KBK a properly completed Availability Certificate, together with (i) the Seller's Sales Journal listing each Account originated or generated since the date of the previous Availability Certificate, (ii) the Seller's Collection Report listing all collections received on Accounts since the date of the previous Availability Certificate, and (iii) the Seller's Debit/Credit memo journal listing all returns, deductions and disputes on Accounts since the date of the previous Availability Certificate.

2.4 VERIFICATION. Promptly after receiving each Availability Certificate and other reports required by Section 2.3, KBK shall, based upon such Availability Certificate and such other information provided or otherwise available to KBK, verify and, if necessary, redetermine the Availability Pool, which verification or redetermination, as the case may be, shall take effect immediately and remain in effect until the next such verification or redetermination. If all conditions precedent to the sale of Accounts and the Account Payment requested by such Availability Certificate have been met, then KBK will on the date specified in such request purchase the subject Accounts and pay the appropriate Account Payment to Seller by wire or ACH transfer to the Debit Account or such other account of Seller as may hereafter be designated in writing by Seller. KBK's acceptance of the Accounts offered for sale by Seller from time to time hereunder shall be evidenced by KBK adjusting the Availability Pool as a result of the purchase of such Accounts. In the event KBK does not receive an appropriately completed Availability Certificate and the other reports required by Section 2.3, KBK shall have no obligation to verify the Availability Pool, purchase any further Accounts or pay any additional Account Payments until such time as KBK shall have received such information.

2.5 SALE OF ACCOUNTS. Seller hereby sells, transfers, assigns and otherwise conveys to KBK (as a sale by Seller and a purchase by KBK, and not as security for any of the Obligations) all right, title, and interest of Seller in and to the Accounts, together with all related rights (but not obligations) of Seller with respect thereto, including all contract rights, guarantees, letters of credit, liens in favor of Seller, collateral, insurance and other agreements and arrangements of whatever character from time to time supporting or securing payment of such Accounts, all of the Invoices and Related Data (as defined in Section 6.5 hereof) with respect to such Accounts and all right, title and interest of Seller in any related goods, including Seller's rights and remedies under Article 2, Part 7 of the UCC. The foregoing sale, transfer, assignment and conveyance does not constitute and is not intended to result in an assumption by KBK of any obligation of Seller or any other person in connection with the Accounts or related rights or under any agreement or instrument relating thereto. Seller agrees to execute and deliver such bills of sale, assignments, letters of credit, notices of assignment, financing statements (including continuation statements) under the UCC and other documents, and make such entries and markings in its books and records, and to take all such other actions (including the negotiation, assignment or transfer of negotiable documents, letters of credit or other instruments) as KBK may request to further evidence or protect the sales and assignments of Accounts and related rights to KBK hereunder, as well as KBK's interest in any returned goods.

2.6 EXCESS BATCH BALANCE. The Batch Balance shall not at any time exceed the lesser of (i) the Account Payment Base, and (ii) the Facility Amount. If for any reason the Batch Balance should ever exceed the Account Payment Base or the Facility Amount, whichever is less, Seller shall immediately remit to KBK, in immediately available funds, an amount equal to such excess, to be held by KBK as a Reserve pursuant to the provisions of Section 5 hereof.



                        SECTION 3. CONDITIONS PRECEDENT

3.1 CONDITIONS PRECEDENT TO INITIAL PURCHASE. KBK's obligation hereunder to purchase any Accounts or pay any Account Payment for the purchase of any such Accounts (including the first purchase) under the terms and conditions of this Agreement shall be subject to the conditions precedent that as of the date of any such purchase or payment and after giving effect thereto: (i) KBK has received this Agreement and all other Purchase Documents which have all been appropriately executed by Seller and all other proper parties, (ii) all representations and warranties made in this Agreement and the other Purchase Documents are true on and as of the date of such Account Payment (except to the extent that the facts upon which such representations and warranties are based have been changed by the transactions contemplated in this Agreement) as if such representations and warranties had been made as of the date of such purchase of Accounts and Account Payment, (iii) Seller has performed and complied with all agreements and conditions required in the Purchase Documents to be performed or complied with by it on or prior to the date of such purchase of Accounts and





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         Account Payment, (iv) no Event of Default, or an event with which the passage of time or the giving of notice, or both, shall become an Event of Default, has occurred hereunder or under any of the other Purchase Documents, (v) the most recent financial statements of Seller supplied to KBK show no Material Adverse Effect, (vi) such purchase of Accounts or Account Payment shall not be prohibited by any law or any regulation or any order of any court or governmental agency or authority, and (vii) all fees and expenses owing by Seller to KBK hereunder have been paid.

                SECTION 4.  DISCOUNTS, FEES, EXPENSES AND TAXES

4.1 DISCOUNTS. The purchase price for the Accounts will be reduced by a discount (the "Discount). The Discount will be computed on a daily basis by multiplying the Batch Balance (provided that the Batch Balance is greater than $0) by the Discount Rate in effect from day to day. Seller hereby authorizes KBK, in KBK's sole discretion, to make the adjustment to the purchase price of the Accounts from time to time (but not less frequently than monthly) which is attributable to the Discount by (i) reducing the Availability Pool, (ii) deducting the Discount from any Account Payment, (iii) debiting the Debit Account, or (iv) using any combination of the foregoing. KBK shall use reasonable efforts to notify Seller of the amount of each debit and the application thereof to the Obligations, but KBK shall not have any liability to Seller for failure to give any such notice. Once each fiscal year during the term of this Agreement, the portion of the Discount Rate in excess of the Base Rate (the "fixed portion") may be increased or decreased on the terms and conditions set forth below. The fixed portion of the Discount Rate may be decreased upon request by Seller made within 60 days after receipt by KBK of Seller's annual audited financial statements if Seller satisfies the conditions for a decrease in the fixed portion of the Discount Rate set forth in the Tiered Pricing Schedule attached hereto as Schedule 4.1. The fixed portion of the Discount Rate may be increased by KBK within 60 days after receipt by KBK of Seller's annual audited financial statements if the conditions set forth in the Tiered Pricing Schedule for an increase in the fixed portion of the Discount Rate are found to exist. All such changes to the fixed portion of the Discount Rate shall be effective as of the first day of the month following the month in which Seller's request for a decrease is received, with respect to a decrease in the fixed portion of the Discount Rate, or the first day of the month following the month in which Seller's annual audited financial statements are received, with respect to an increase in the fixed portion of the Discount Rate. Following any such increase or decrease in the fixed portion of the Discount Rate, the fixed portion of the Discount Rate shall not be adjusted prior to receipt of Seller's annual audited financial statements for the succeeding fiscal year. Notwithstanding the foregoing, the portion of the Discount Rate consisting of the Base Rate shall vary as provided herein.

4.2 COMMITMENT FEE. Seller shall pay to KBK a commitment fee in the amount of one percent (1%) of the Facility Amount concurrently with the execution hereof. Seller hereby authorizes KBK, in KBK's sole discretion, to deduct the commitment fee from the first Account Payment. The portion of any up-front deposit delivered to KBK by the Seller which is in excess of KBK's costs, legal fees and expenses may, at KBK's option, be applied by KBK to the payment of the commitment fee. Seller and KBK acknowledge and agree that the commitment fee is reasonable compensation to KBK for making the facility available under the terms of this Agreement and for no other purpose.

4.3      This Section has been intentionally omitted.

4.4 ATTORNEYS' FEES. Seller agrees to pay or reimburse KBK upon demand for all reasonable attorneys' fees, court costs and other expenses incurred by KBK (whether or not litigation is commenced or judgment issued, and if litigation is commenced whether at trial or any appellate level) in preparation, negotiation, and enforcement of this Agreement and protecting or enforcing its ownership interest in the Accounts or its security interest in the Collateral, in collecting the Accounts, or in the representation of KBK in connection with any bankruptcy case or insolvency proceeding involving Seller, the Collateral or any Account Debtor. Seller hereby authorizes KBK, in KBK's sole discretion, to collect such fees, costs and expenses (i) by reducing the Availability Pool, (ii) by deducting such amounts from any Account Payment(s), (iii) by debiting the Debit Account, or (iv) by using any combination of the foregoing. This authorization shall not affect Seller's obligation to pay such sums when due. KBK shall use reasonable efforts to notify Seller of the amount of each debit and the application thereof to the Obligations, but KBK shall not have any liability to Seller for failure to give any such notice.

4.5 EXPENSES. KBK shall be entitled to reimbursement upon demand for all out of pocket expenses incurred by KBK in the course of performing its functions with respect to this Agreement, including without limitation, the following: lock box charges, long-distance telephone charges, postage, credit reports, wire transfers, check copying charges, overnight mail delivery, UCC and tax lien searches and filing fees. Seller hereby authorizes KBK, in KBK's sole discretion, to collect such expenses (i) by reducing the Availability Pool, (ii) by deducting such amounts from any Account Payment(s), (iii) by debiting the Debit Account, or (iv) by using any combination of the foregoing. This authorization shall not affect Seller's obligation to pay such sums when due. KBK shall use reasonable efforts to notify Seller of the amount of each debit and the application thereof to the Obligations, but KBK shall not have any liability to Seller for failure to give any such notice.

4.6 DEFAULT RATE. All past due amounts owed by Seller to KBK hereunder, including but not limited to past due fees and expenses, shall bear interest at the Default Rate and shall be payable on demand, and may, in KBK's sole discretion, be collected by (i) reducing the Availability Pool, (ii) deducting such amounts from Account Payment(s), (iii) debiting the Debit Account, or (iv) using any combination of the foregoing. Upon the occurrence of an Event of Default, all Obligations shall bear interest at the Default Rate. This authorization shall not affect Seller's obligation to pay such sums when due. KBK shall use reasonable efforts to notify Seller of the amount of each debit and the application thereof to the Obligations, but KBK shall not have any liability to Seller for failure to give any such notice.

4.7 TAXES. All taxes and governmental charges of any kind imposed with respect to the sale of goods or rendering of services relating to the Accounts shall remain for the account of, and be paid by, Seller.

                              SECTION 5.  RESERVE

5.1 ESTABLISHMENT OF RESERVE. At any time after the occurrence of an Event of Default (as defined in Section 12 hereof), KBK may, at its election, withhold and accumulate all or any portion of any Account Payment to maintain a reserve ("Reserve") or reduce the Availability Pool, in an amount that KBK, in its sole and absolute discretion, deems necessary to collect any Obligations which may become due by Seller to KBK. Funds may also be remitted to KBK as a Reserve pursuant to Section 2.6 hereof.

5.2 OFFSET AGAINST RESERVE. Seller hereby authorizes KBK to offset, without prior notice to Seller, and charge against the Reserve any and all Obligations which Seller may owe to KBK.

5.3 DISTRIBUTION OF THE RESERVE. To the extent the conditions or insecurity for which KBK established the Reserve or decreased the Availability Pool, as the case may be, no longer exist, KBK will increase the Availability Pool by the amount of the Reserve and/or by the amount it previously decreased the Availability Pool.

              SECTION 6.  REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants, and upon each delivery to KBK of an Availability Certificate further represents and warrants as of the date of delivery of the Availability Certificate, to KBK as follows:

6.1. EXISTENCE. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary. Seller has all requisite power and authority to execute this Agreement and deliver the other Purchase Documents to which Seller is a party.

6.2 NO VIOLATION OF LAW. The execution, delivery and performance by Seller of this Agreement and the other Purchase Documents to which Seller is a party do not and will not constitute a violation of any applicable law or of Seller's articles or certificate of incorporation or Bylaws or any material breach of any other document, agreement or instrument to which Seller is a party or by which Seller is bound.

6.3 BINDING OBLIGATIONS. The execution, delivery and performance of this Agreement and the other Purchase Documents to which Seller is a party have been duly authorized by all necessary corporate action by Seller and constitute legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

6.4 CHIEF EXECUTIVE OFFICE. The address set forth below Seller's signature hereon is Seller's mailing address and its chief executive office. Seller's books and records concerning the Accounts are maintained at 511 Commerce Drive, Alice, Texas.

6.5 POSSESSION OF INVOICES AND RELATED DATA. Seller has and will retain possession of the following in trust for the benefit of KBK (collectively, the "Invoices and Related Data"): (a) true and correct copies of all invoices evidencing each Account sold to KBK hereunder;
         (b) evidence of delivery of all goods or completion of all services relating to each such Account; and (c) a current listing of all open and unpaid Accounts sold to KBK hereunder, together with the names, addresses, contact persons and telephone numbers of each Account Debtor until such time as KBK picks up or, at KBK's request, Seller delivers to KBK, the Invoices and Related Data. Although the Invoices and Related Data are in the possession of Seller, ownership thereof is transferred to KBK contemporaneously with the purchase of the related Accounts.

6.6 TRUE AND CORRECT INFORMATION. All information provided by Seller to KBK during its evaluation of the transactions anticipated by and in connection with this Agreement, including applications, reports, financial statements, and the statements made therein were true and correct at the time made and remain true and correct at the time that this Agreement is executed.

6.7 TAXES. Seller has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. There is no tax lien notice against Seller presently on file, judgment entered against Seller or levy on or attachment of its property outstanding or reasonably anticipated.

6.8 FULL DISCLOSURE. There is no fact which Seller has not disclosed to KBK in writing which could materially adversely affect the properties, business or financial condition of Seller, the Accounts sold hereunder or any of the Collateral, or which is necessary to be disclosed in order to keep any of the representations and warranties contained herein or in any other Purchase Document from being misleading.

6.9 ERISA COMPLIANCE. Seller is in compliance with ERISA concerning Seller's ERISA Plan, if any, or is not required to contribute to any "multi-employer plan" as defined in Section 4001 of ERISA.

6.10 COMPLIANCE WITH LAWS. Seller is conducting its business in material compliance with all applicable laws, including but not limited to applicable Environmental Laws and the Fair Labor Standards Act and has and is in compliance with all licenses and permits required under any such laws. Seller does not have any known material contingent liability under any Environmental Law. Seller will continue to comply in all material respects with all Environmental Laws now or hereafter applicable to Seller and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations. Seller will promptly furnish to KBK all written notices of violation, complaints, penalty assessments, suits or other proceedings received by Seller with respect to any alleged violation of or non-compliance with any Environmental Laws.

6.11 ASSUMED NAMES. Except as may be listed on Schedule 6.11 attached hereto, the Seller does business under no trade or assumed names, has no Subsidiaries and is not a Subsidiary of any other corporation.

                              SECTION 7.  ACCOUNTS

Seller hereby represents and warrants to KBK with respect to each Account offered for sale by Seller to KBK hereunder as follows:

7.1 OWNER. Seller is the sole owner of such Account, which Account is free and clear of any liens, claims, equities and encumbrances whatsoever, and upon the purchase by KBK of such Account, KBK will own such Account free and clear of any liens, claims, equities and encumbrances whatsoever and the consideration received by Seller from KBK for such Account is fair and adequate.

7.2 AUTHORITY TO SELL. Seller is the sole obligee under such Account and has full power and is duly authorized to sell, assign and transfer such Account to KBK hereunder, and, except as disclosed to KBK in writing concurrently with the sale of such Account to KBK, the date of sale of such Account is not more than 30 days after the date of the original invoice relating to such Account.

7.3 FULL PAYMENT EXPECTED. Seller has no knowledge of any fact which would lead it to expect that, at the date of sale of such Account to KBK, such Account will not be paid in the full stated amount when due, except as disclosed to KBK in writing concurrently with the sale of such Account to KBK.

7.4 BONA FIDE ACCOUNT. Such Account is valid and enforceable and arises out of a bona fide sale or lease of conforming goods or the bona fide rendition of services by Seller, and all underlying goods have been delivered to the Account Debtor, or all underlying services have been rendered by Seller, in complete fulfillment of all of the terms and conditions of a fully executed, delivered and unexpired contract or purchase order with the Account Debtor, and the Account Debtor has accepted the goods or services to which the Account relates, except as otherwise disclosed to KBK in writing.

7.5 PAYABLE IN U.S. DOLLARS. Such Account is denominated and payable only in United States dollars and constitutes the legal, valid and binding payment obligation of the Account Debtor, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally).

7.6 ACCOUNT IS NOT PAST DUE. Such Account is current and not past due (except as otherwise disclosed to KBK in writing), has not been paid by or on behalf of the Account Debtor in whole or in part, and, if it is an Eligible Account, is not and will not be subject to any dispute, recision, setoff, recoupment, defense or claim by the Account Debtor, whether relating to price, quality, quantity, workmanship, delay in delivery, setoff, counterclaim or otherwise, and, if it is an Eligible Account, the Account Debtor has not and will not claim any defense of any kind or character (other than bankruptcy or insolvency arising after the date of sale of such Account to KBK hereunder) against payment of such Account.

7.7 U.S. ACCOUNT DEBTOR. As of the date of purchase by KBK of such Account, the Account Debtor with respect to such Account is located (within the meaning of Section 9-103 of the UCC) and has its principal executive offices within the United States (but KBK may, in its sole and absolute discretion, grant written consent to Seller to include within Eligible Accounts some or all of the Accounts owed to Seller by certain Account Debtors located outside the United States), except as disclosed to KBK in writing concurrently with the sale of such Account to KBK.

7.8 REMITTANCE ADDRESS. The invoice related to such Account sets forth as its sole address for payment the Remittance Address.

                             SECTION 8.  COLLATERAL

8.1      GRANT OF SECURITY INTEREST.

                 (a) In order to secure the payment of all Obligations, Seller hereby grants to KBK a security interest in and lien upon all of Seller's right, title and interest in and to (a) all Accounts not purchased hereunder and all present and future contract rights, chattel paper, deposit accounts and general intangibles now or hereafter owned by Seller (including, without limitation, the Reserve), and all of Seller's right, title and interest in the goods purchased and represented thereby including all of Seller's rights in and to returned goods and rights of stoppage in transit, replevin and reclamation as unpaid vendor; (b) all Inventory and all accessions thereto and products thereof and documents therefor; (c) all books and records pertaining to the foregoing, including but not limited to computer programs, data, certificates, records, circulation lists, subscriber lists, advertiser lists, supplier lists, customer lists, customer and supplier contracts, sales orders, and purchasing records; and (d) all proceeds of the foregoing, including without limitation, all insurance payable by reason of loss or damage (collectively, the "Collateral").

                 (b) The representations and warranties of Seller set forth in this Agreement and the other Purchase Documents will be guaranteed by Ponder - Delaware (sometimes referred to herein as the "Guarantor"), such guaranty to be evidenced by a Limited Guaranty in form and substance satisfactory to KBK.

                 (c) Seller will, and will cause Ponder - Delaware and any other U.S. Subsidiary acquiring assets pursuant to Section 9.15 hereof to, execute, acknowledge and deliver to KBK such instruments, chattel mortgages, security agreements, security agreement-pledges, statements, assignments and financing statements, in form and substance acceptable to KBK as in the good faith and discretion of counsel for KBK may be necessary to enforce, grant to KBK and perfect the security interests, liens, assignments and mortgages on the Collateral. Each of Seller and KBK agrees that all Collateral now or hereafter securing any of the Obligations hereunder also shall serve any and all other indebtedness and liabilities now or hereafter owing by Seller to KBK.

8.2 PERFECTION. Seller agrees to comply with all applicable laws in order to perfect KBK's security interest in and to the Collateral, to execute any financing statement(s) or additional documents as KBK may require and to deliver to KBK landlord and or mortgagee lien waivers with respect to each site where Inventory is located and which is either leased by Seller or has been mortgaged by Seller, upon request by KBK.

8.3 REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to KBK as follows with respect to the Collateral:

         (a) Seller has not executed any other security agreement currently affecting the Collateral or any financing statement regarding the Collateral (other than those in favor of KBK and Permitted Liens (as such term is defined in the Loan Agreement)), and no financing statement executed by Seller is now on file (other than in favor of KBK and the holders of Permitted Liens);

         (b) All Collateral is and will be owned by Seller, free and clear of all other liens, encumbrances, security interests and claims (except in favor of KBK and Permitted Liens), and shall be kept at Seller's address set forth below Seller's signature hereon and at such other addresses as may be listed in
                 Schedule 8.3(b) attached hereto, and Seller shall not (without the written consent of KBK) remove the Collateral therefrom except for the purpose of selling or leasing Inventory in the ordinary course of business.

8.4 EXISTING SECURITY INTEREST. In the event a security interest has heretofore been granted and given to KBK by Seller in a prior agreement(s) or document(s) to secure certain obligations, then, in such event, and notwithstanding anything in this Agreement to the contrary, the lien and security interest herein granted and given to KBK hereunder is in renewal and continuation, and not in extinguishment of, all such prior liens and security interests and continue to be valid and subsisting liens and security interests to secure all prior, existing and future Obligations.

8.5 CROSS-COLLATERALIZATION; LIMITATIONS. All present and future Collateral securing the Obligations of Seller under this Agreement and the other Purchase Documents shall also secure all obligations of Seller, as borrower, to KBK under the Loan Documents. Any and all collateral heretofore or at any time hereafter granted by Seller to KBK as security for Seller's Obligations, as borrower, under the Loan Agreement and the other Loan Documents shall also secure all Obligations of Seller under this Agreement and the other Purchase Documents. All Collateral shall be subject to the rules on preferential application of proceeds of Collateral set forth in
         Section 2.H of the Loan Agreement.

                             SECTION 9.  COVENANTS

So long as this Agreement shall be in effect or any of the Obligations shall be outstanding, Seller agrees and covenants that, unless KBK shall otherwise consent in writing:

9.1 SALE OF ACCOUNTS. Subject to the terms of this Agreement, Seller will sell all Accounts to KBK hereunder concurrently with the delivery of the Availability Certificate delivered to KBK which is due immediately after such Accounts are created or arise.

9.2 BOOKS AND RECORDS. Seller will maintain its books and records in accordance with GAAP, applied on a consistent basis, at its chief executive office as set forth in Section 6.4 hereof; provided, however, that Seller's books and records concerning the Accounts will be maintained at Seller's Alice, Texas office.

9.3 NO OTHER LIENS. Seller will not execute any security agreement or financing statement covering any of the Accounts purchased hereunder or the Collateral, except in favor of KBK.

9.4 NOTICE OF FALSE REPRESENTATION. Seller agrees to notify KBK immediately of any breach by Seller of any representation, warranty or covenant contained herein or in the event any representation or warranty made herein becomes false at any time.

9.5 NOTICE OF DISPUTED ACCOUNT. Seller agrees to notify KBK immediately of the assertion by any Account Debtor of any dispute or other claim (including any defense or offset asserted by any Account Debtor) with respect to any Account sold to KBK hereunder, or with respect to any related goods or services ("Disputed Accounts"). Seller agrees to settle, at its own expense and for the benefit of KBK, all Disputed Accounts; provided, that any such settlement shall be remitted to the Remittance Address; and provided further, that Seller shall notify KBK prior to settling any single Account or series of Accounts with a single Account Debtor with an original aggregate balance in excess of $100,000.00.

9.6 RIGHT OF INSPECTION. Seller agrees to permit KBK to visit its properties and installations and to examine, audit and make and take away copies or reproductions of Seller's books and records, at all reasonable times (but subject to the limitations contained in the Loan Agreement). Seller also agrees to pay an auditing fee of up to $2,000 per audit (inclusive of, and not cumulative of, auditing fees charged by KBK to Seller pursuant to the Loan Agreement).

9.7 NOTICE OF MATERIAL CHANGE/LITIGATION. Seller shall promptly notify KBK in writing of (a) any condition, event or act which comes to its attention that would or might cause a Material Adverse Effect, and (b) any litigation filed by Seller against an Account Debtor or any litigation filed against Seller, in each instance in excess of $100,000.00.

9.8 NOTICE OF NAME OR ADDRESS CHANGE. Seller will notify KBK in writing 30 days prior to any change in (a) the name of Seller or any of the names under which it is conducting business as specified on Schedule 6.11, (b) the address of Seller's chief executive office as described in Section 6.4 hereof, (c) the location of the office where the records concerning Accounts are maintained, (d) the opening of any new place of business or location where Collateral may be kept, and (e) the closing of any of its existing places of business or locations described on Schedule 8.3(b). Seller agrees to execute and deliver to KBK financing statements and such other documents as KBK may request in order to obtain and/or maintain a perfected security interest in the Collateral.

9.9 PROPER REPORTING. Seller agrees to properly reflect the effect of this Agreement, and all sales of Accounts related thereto, in all financial reports and disclosures, written or otherwise, provided to Seller's creditors and other interested parties. Seller specifically agrees that all Accounts purchased by KBK hereunder will be excluded from Seller's reported accounts receivable balances.

9.10 DELIVERY OF AVAILABILITY CERTIFICATE. Seller shall deliver to KBK an updated Availability Certificate (i) with each request for an Account Payment, and (ii) on a weekly basis throughout the term hereof, whether or not Seller request an Account Payment, in each instance accompanied by the related reports described in Section 2.3 hereof.

9.11 ACCOUNTS AGING. Seller agrees to deliver to KBK within 30 days after each month, an Accounts aging report, in form and detail satisfactory to KBK.

9.12     FINANCIAL STATEMENTS.  Seller agrees to furnish to KBK :

                 (a) As soon as available, but in any event within 120 days after the last day of each fiscal year of Seller, a consolidated and consolidating statement of income and a consolidated and consolidating statement of cash flows of Seller and its Subsidiaries for such fiscal year, and a consolidated and consolidating balance sheet of Seller and its Subsidiaries as of the last day of such fiscal year, together with an auditors' report thereon (with no material qualifications) by an independent certified public accountant, and (b) within 45 days after the last day of each month, monthly unaudited consolidated and consolidating statements of income and statement of cash flows of Seller and its Subsidiaries for each month and unaudited consolidated and consolidating balance sheets of Seller and its Subsidiaries as of the end of each month. Seller represents and warrants that each such statement of income and statement of cash flows will fairly present, in all material respects, the results of operations and cash flows of Seller and its Subsidiaries for the period set forth therein, and that each such balance sheet will fairly present, in all material respects, the financial condition of Seller and its Subsidiaries as of the date set forth therein, all in accordance with GAAP consistently applied.

                 (b) Within 45 days after the last day of each month, a compliance certificate (which may be combined with the Availability Certificate) for (and executed by an authorized representative of) Seller concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs (i) and (ii) above, containing a certification that (a) the financial statements of even date are true and correct, and (b) the Seller is not in default under the terms of this Agreement, any other agreement with KBK or any other agreement for borrowed money or lease agreement with any other party, and (c) the computations and conclusions, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants have been accurately calculated in compliance with the methods detailed herein.

                 (c)      Promptly upon their becoming available, copies of:
         (a) all financial statements, reports, notices and proxy statements sent or made available by the Seller or any of its Subsidiaries to security holders; (b) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Seller or any of its Subsidiaries with any securities exchange or with the U.S. Securities and Exchange Commission or any governmental authority; and (c) all press releases and other statements made available by the Seller or any of its Subsidiaries to the public concerning the financial condition of the Seller or any of its Subsidiaries.

                 (d) Such additional information, reports and records respecting the business operations and financial condition of Seller and the Subsidiaries, respectively, from time to time, as KBK may reasonably request, including copies of its tax returns filed with the Internal Revenue Service and evidence of payment of related taxes.

9.13 FINANCIAL COVENANTS. Seller agrees to maintain the following financial covenants while this Agreement remains in effect determined in accordance with GAAP, in each instance calculated for Seller and its Subsidiaries on a consolidated basis:

         (a) DEBT SERVICE COVERAGE RATIO. A ratio of (a) earnings before interest, depreciation and amortization at the end of each fiscal quarter, to (b) all principal and interest due in such quarter on all amortizing loans, all interest due in such quarter on all non-amortizing loans, all payments due in such quarter on capital leases, and all Discounts due KBK hereunder in such quarter, of not less than: 1.15 to 1.0 as of the fiscal quarter ending August 31, 1997; 1.25 to 1.0 as of the fiscal quarter ending November 30, 1997 and as of the end of each fiscal quarter thereafter through the fiscal quarter ending May 31, 1998; and 1.50 to 1.0 as of the fiscal quarter ending August 31, 1998 and as of the end of each fiscal quarter thereafter.

         (b) TANGIBLE NET WORTH. Tangible Net Worth on a proforma basis (i.e., add back purchased Accounts and factored balance) of not less than $13,500,000 at all times.

9.14 TAXES AND OTHER OBLIGATIONS. Seller shall pay all of its taxes, assessments and other obligations, including, but not limited to, taxes, costs or other expenses arising out of this transaction, as the same becomes due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

9.15 LIMITATIONS ON FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS. Seller shall not, and shall not permit any of its Subsidiaries to: (a) enter into any merger or consolidation with or into any Person, except (i) any Subsidiary of Seller may merge, consolidate or combine with or into Seller (provided that Seller shall be the continuing or surviving corporation), or with any one or more Subsidiaries of Seller (provided that, if any such transaction shall be between (A) a Subsidiary and a wholly owned Subsidiary, the wholly owned Subsidiary shall be the continuing or surviving corporation and (B) a Subsidiary and an U.S. Subsidiary, the U.S. Subsidiary shall be the continuing or surviving corporation), and (ii) Seller may merge, consolidate or combine with or into any other Person (provided that (A) Seller shall be the continuing or surviving corporation, (B) no Default or Event of Default has occurred and is continuing, and (C) no Default or Event of Default would occur as a result of such merger, consolidation or combination); (b) form any new Subsidiary; (c) liquidate or dissolve itself (or suffer any liquidation or dissolution); (d) convey, sell, lease (other than leases of inventory entered into in the ordinary course of business), charter or otherwise dispose of all or substantially all of its property, assets or business; provided that Seller may transfer all or substantially all of the assets of any of Seller's divisions to an existing or hereafter acquired U.S. Subsidiary, so long as (i) no Default or Event of Default has occurred and is continuing, (ii) no Default or Event of Default would occur as a result thereof, (iii) any and all such U.S. Subsidiaries shall, prior to any such transfers, enter into a valid, binding and enforceable (A) security agreement (granting KBK a first priority perfected security interest in such U.S. Subsidiaries of the types described in the Security Agreement) and take all other action necessary to grant to KBK a first priority security interest in such assets, and (B) guaranty agreement guarantying the payment and performance of the Obligations, in each case in form and substance acceptable to KBK, and (iv) in each instance each such U.S. Subsidiary promptly delivers an opinion of counsel acceptable to KBK in form, scope and substance acceptable to KBK with respect thereto, or (e) except in the ordinary course of business, enter into any arrangement, directly or indirectly, whereby Seller or its applicable Subsidiary would sell or transfer any properties (other than real property), either now owned or thereafter acquired, and then or thereafter lease as lessee such properties or any part thereof or any other property (other than real property) to be used for substantially the same purpose.

9.16     LIENS.    Seller shall not, and shall not permit any of its
         Subsidiaries to, grant, suffer or permit any contractual or noncontractual Lien on or security interest in its assets, except in favor of KBK, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise except for Permitted Liens.

                           SECTION 10.  RIGHTS OF KBK

10.1 NOTIFICATION OF ACCOUNT DEBTORS. KBK shall have the right at any time, either before or after the occurrence of an Event of Default and without notice to Seller, to notify any or all Account Debtors of the sale of the Accounts to KBK and to direct such Account Debtors to make payment of all amounts due or to become due to Seller directly to KBK to enforce collection of any Accounts purchased hereunder or collection of any of the Collateral and to adjust, settle or compromise the amount or payment thereof.

10.2 COLLECTIONS. All payments and collections of Accounts received by KBK shall belong to KBK as owner of the Accounts.

10.3 RIGHT TO COLLECT. Seller authorizes KBK to collect, sue for and give releases for and in the name of Seller or KBK in KBK's sole discretion, all amounts due on Accounts sold to KBK hereunder. Seller specifically authorizes KBK to endorse, in the name of Seller, all checks, drafts, trade acceptances or other forms of payment tendered by Account Debtors in payment of Accounts sold to KBK hereunder and made payable to Seller. KBK shall have no liability to Seller for any mistake in the application of any payment received with respect to any Account; provided KBK has not acted in bad faith or has not been grossly negligent; IT BEING THE SPECIFIC INTENT OF THE PARTIES HERETO THAT KBK SHALL HAVE NO LIABILITY HEREUNDER FOR ITS OWN NEGLIGENCE. Seller hereby waives notice of nonpayment of any Account sold to KBK hereunder as well as any and all other notices with respect to such Accounts, demands or presentations for payment, and agrees that KBK may extend, renew or modify from time to time the payment of, or vary, reduce the amount payable under or compromise any of the terms of, any Account purchased by KBK, in each case without notice to or the consent of Seller. Seller further authorizes KBK (or its designee) to open and remove the contents of any post office box of Seller or KBK (or its designee) which KBK believes contains mail relating to Accounts, and in connection therewith or otherwise, to receive, open and dispose of mail addressed to Seller which KBK believes may relate to Accounts, and in order to further assure receipt by KBK (or its designee) of mail relating to such Accounts, to notify other parties including customers and postal authorities to change the address for delivery of such mail addressed to Seller to such address as KBK may designate. KBK agrees to use reasonable measures to preserve the contents of any such mail which does not relate to the Accounts of Seller and to deliver same to Seller (or, at the election of KBK, to notify Seller of the address where Seller may take possession of such contents; provided, if Seller does not take possession of such contents within 30 days after notice from KBK to take possession thereof, KBK may dispose of such contents without any liability to Seller).

10.4 POWER OF ATTORNEY. Seller hereby irrevocably appoints KBK (and any employee, agent or other person designated by KBK, any of whom may act without joinder of the others) as Seller's attorneys-in-fact in Seller's name, place and stead, to take all actions, execute and deliver all notices, negotiate such instruments and other documents, as may be necessary or advisable to permit KBK (or its designee) to take any and all of the actions described in this Agreement or to carry out the purpose and intent thereof, as fully and for all intents and purposes as Seller could itself do, and hereby ratifies and confirms all that said attorneys-in-fact may do or cause to be done by virtue hereof, including, without limitation, (i) to demand, collect, sue for, recover, receive and give acquittance and receipts for moneys due and to become due under the Accounts purchased hereunder or the Collateral, and (ii) to file any claims or take any action or institute any proceedings which KBK may deem necessary or appropriate for the collection and/or preservation of the Accounts purchased hereunder and the Collateral or otherwise to enforce the rights of KBK with respect to the Accounts purchased hereunder and the Collateral. This power of attorney is irrevocable and deemed coupled with an interest.

10.5 UCC FILINGS. Seller hereby authorizes KBK to file, with or without the signature of Seller, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.
         Seller further agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction KBK may deem appropriate.

10.6 RIGHT TO PERFORM. If Seller fails to perform any agreement or obligation provided herein or in any of the other Purchase Documents (including without limitation, the payment and discharge of any taxes, liens or encumbrances affecting the Collateral), KBK may itself perform, or cause performance of, such agreement or obligation, and the expenses of KBK incurred in connection therewith shall be a part of the Obligations, secured by the Collateral and payable by Seller on demand.

10.7 RIGHT OF SETOFF. KBK shall have the right of setoff against the Obligations at any and all times and in any and all proceedings and instances including, but not limited to, bankruptcy, reorganization, receivership or insolvency of Seller, without prior notice to Seller.

                             SECTION 11.  SERVICING

11.1 APPOINTMENT OF SERVICING AGENT. KBK hereby appoints Seller as servicing agent for KBK for the purpose of expediting the collection of past due Accounts purchased by KBK hereunder. Seller, as servicing agent, agrees to maintain an active, on-going and regular dialog with each delinquent Account Debtor. Seller further agrees, as servicing agent, to utilize all powers, influences, rights and to take every action within its control in accordance with its customary practices and applicable law to expedite the collection of the past due Accounts purchased by KBK hereunder and direct such payments in specie exclusively to the Remittance Address.

11.2 PROTECTION OF KBK'S RIGHTS. Seller, as servicer, shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of KBK in any Accounts purchased hereunder by KBK. Seller, as servicer, agrees to defend at its expense KBK's ownership of the Accounts sold hereunder.

11.3 PROCEEDS OR RETURNED GOODS RECEIVED BY SELLER. All amounts and proceeds (including instruments and writings) received by Seller at any time in respect of any Accounts purchased hereafter shall be received in trust for the benefit of KBK hereunder, shall be segregated from other funds of Seller and shall be promptly paid over to KBK in the same form as so received (with any necessary endorsement) to be applied in the same manner as payments received directly by KBK. If any goods relating to an Account purchased by KBK hereunder shall be returned to or repossessed by Seller, Seller shall give prompt notice thereof to KBK and shall hold such goods in trust for KBK, separate and apart from Seller's own property, and such goods shall be owned solely by KBK and be subject to KBK's direction and control. Seller shall properly store and protect such goods and agrees to cooperate fully with KBK in any subsequent disposition thereof for the benefit of KBK.

11.4 DELIVERY OF INVOICES AND RELATED DATA. The Invoices and Related Data, although owned by KBK, shall remain in Seller's possession and held in trust by Seller for the benefit of KBK. Seller agrees to deliver the Invoices and Related Data to KBK upon KBK's request and to allow KBK to visit its offices to inspect, make copies or take the originals thereof, along with any computer data related thereto, at all reasonable times.

11.5 ADDITIONAL DOCUMENTATION; TERMINATION. Seller will furnish to KBK, upon request, any and all papers, documents and records in its possession or control related to Accounts purchased by KBK hereunder, or related to Seller's business relationship with the respective Account Debtors, and agrees to cooperate fully with KBK in all matters related to collection of Accounts purchased by KBK hereunder. KBK reserves the right to terminate such servicing relationship at any time with or without cause and without notice to Seller.

                         SECTION 12.  EVENTS OF DEFAULT

An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the occurrence of one or more of the following:

         (a) Seller shall fail to pay as and when due any Obligations owed to KBK;

         (b) Seller or the Guarantor fails to timely and properly observe, keep or perform any obligation or other term, covenant, agreement or condition of the Loan Agreement or the other Loan Documents, or any other agreement, promissory note, security agreement, assignment or other contract securing or evidencing any other obligation or agreement between Seller or the Guarantor and KBK or any affiliate of KBK, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document, or the occurrence of any other Event of Default under the Loan Agreement or the other Loan Documents, or Seller or KBK terminates any Loan Document for any reason;

         (c) Any representation or warranty of Seller or the Guarantor made herein or in the Loan Documents or the other Purchase Documents, or in any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by Seller or the Guarantor, or by any other person on behalf of Seller or the Guarantors, to KBK is not true and correct in any material respect when made;

         (d) Any of Seller or its Subsidiaries shall fail to timely and properly observe, keep or perform any term, covenant, agreement or condition made herein or in the other Purchase Documents; provided, however, if any of Seller or its Subsidiaries shall fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in Sections 9.11 or 9.12 hereof, such failure with respect to Sections 9.11 or 9.12 hereof shall be an Event of Default if such failure with respect to Sections 9.11 or 9.12 hereof shall continue unremedied for a period of ten (10) days after the earlier of (A) the date upon which the Seller knew or reasonably should have known of such failure with respect to Sections 9.11 or 9.12 or (B) the date upon which written notice thereof is given to the Seller by KBK;

         (e) There shall be commenced by or against Seller or any of its Subsidiaries any voluntary or involuntary case under the United States Bankruptcy Code, or any assignment for the benefit of creditors, or the appointment of a receiver, trustee, conservator or custodian for a substantial portion of its assets;

         (f) Seller or any of its Subsidiaries shall become insolvent in that its debts and obligations are greater than the fair value or fair saleable value of its assets, or Seller or any of its Subsidiaries is generally not paying its debts as they become due;

         (g)     The occurrence of a Material Adverse Effect;

         (h) Seller or any Subsidiary shall have a federal or state tax lien filed against any of its properties;

         (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $25,000.00 exists with respect to any ERISA Plan of Seller, or (ii) any Termination Event occurs with respect to any ERISA Plan of Seller and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $25,000.00;

         (j) Seller or any Subsidiary suffers the entry against it of a final judgment for the payment of money in excess of $100,000.00 that continues to be unstayed and in effect for a period of 15 days (not covered by insurance satisfactory to KBK in its sole discretion);

         (k) The failure of Seller to sell to KBK any Account by means of and through the Availability Certificate which is due and shall be delivered by Seller immediately after such Account arises; or

         (l) If the obligations of any guarantor under the Purchase Documents is limited or terminated by operation of law or by the guarantor, or any such guarantor becomes the subject of an insolvency proceeding.

Upon the occurrence of an Event of Default described in subsections (e) or (f) of this Section, all of the Obligations owing by Seller to KBK (including but not limited to all fees and discounts owed hereunder) shall thereupon be automatically and immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, or any other notice or declaration of any kind, all of which are hereby expressly waived by Seller. Upon the occurrence of any other Event of Default, KBK, at its option, at any time and from time to time may without notice to Seller declare any or all of the Obligations owing by Seller to KBK (including but not limited to all fees and discounts owed hereunder) immediately due and payable, all without demand, presentment, notice of demand or of dishonor and nonpayment, or any notice or declaration of any kind, all of which are hereby expressly waived by Seller. After the occurrence any Event of Default, any obligation of KBK to purchase any further Accounts hereunder, to pay any further Account Payments hereunder or to make loans under any other agreement with Seller shall be terminated.

               SECTION 13.  REMEDIES AND APPLICATION OF PROCEEDS

13.1 REMEDIES. In addition to, and without limitation of, the foregoing provisions of this Agreement, if an Event of Default shall have occurred and be continuing, KBK may from time to time in its discretion, without limitation and without notice except as expressly provided below, do any one or more of the following:

         (a) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the other Purchase Documents or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral).

         (b) Require Seller to, and Seller hereby agrees that it will at its expense, assemble all or part of the Collateral as directed by KBK and make it available to KBK at a place to be designated by KBK which is reasonably convenient to both parties.

         (c) Reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure.

         (d) Dispose of, at its office, on the premises of Seller or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings.

         (e) Buy the Collateral, or any part thereof, at any public sale, or at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations.

         (f) Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Seller hereby consents to any such appointment.

         (g) At KBK's discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that KBK is entitled to do so under the UCC or otherwise.

         Seller agrees that, to the extent notice of sale shall be required by law, at least five (5) days notice to Seller of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. KBK shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. KBK may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

13.2 APPLICATION OF PROCEEDS. If any Event of Default shall have occurred and be continuing, KBK may in its discretion apply any Reserves, and any cash proceeds received by KBK in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as KBK may elect:

         (a) To the repayment of reasonable costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by KBK in connection with (i) the administration of this Agreement,
                 (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of KBK hereunder, or (iv) the failure of Seller to perform or observe any of the provisions hereof.

         (b) To the payment of the Obligations and the reimbursement of KBK for the amount of any obligations of Seller paid or discharged by KBK, and of any expenses of KBK payable by Seller hereunder or under the other Purchase Documents.

         (c)     By holding the same as Collateral.

         (d) To the payment of any other amounts required by applicable law (including, without limitation, Part 5 of Article 9 of the UCC or any successor or similar, applicable statutory provision).

         (e) To the payment or other satisfaction of any liens and other encumbrances upon any of the Collateral.

         (f) By delivery to Seller or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

                           SECTION 14.  MISCELLANEOUS

14.1 EQUITABLE RELIEF. Seller acknowledges that in the event that Seller commits any act or omission which prevents or unreasonably interferes with: (a) KBK's exercise of the rights and privileges arising under the power of attorney granted under this Agreement; or (b) KBK's perfection of or levy upon the security interest granted in the Collateral, including any seizure of any Collateral, such conduct will cause immediate, severe, incalculable and irreparable harm and injury for which there is no adequate remedy at law, and shall constitute sufficient grounds to entitle KBK to an injunction, writ of possession, or other applicable relief in equity, and to make such application for such relief in any court of competent jurisdiction, without any prior notice to Seller.

14.2 CUMULATIVE RIGHTS. All rights, remedies and powers granted to KBK in this Agreement, or in any other instrument or agreement given by Seller to KBK or otherwise available to KBK in equity or at law, are cumulative and may be exercised singularly or concurrently with such other rights as KBK may have. These rights may be exercised from time to time as to all or any part of the Accounts purchased hereunder or the Collateral as KBK in its discretion may determine. KBK shall not be deemed to have waived any of its rights and remedies unless the waiver is in writing and signed by KBK. A waiver by KBK of a right or remedy under this Agreement on one occasion is not a waiver of the right or remedy on any subsequent occasion. The purchase of

         Accounts by KBK during the continuance of an Event of Default shall not obligate KBK to make any further purchases during the continuation of such Event of Default.

14.3 NOTICES. Any notice or communication with respect to this Agreement shall be given in writing, sent by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, addressed to each party hereto at its address set forth below their signature hereon or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein. Seller hereby agrees that KBK may publicize the transaction contemplated by this Agreement in newspapers, trade and similar publications including, without limitation, the publication of a "tombstone".

14.4     TERM; TERMINATION.

         (a) The term of this Agreement shall be for two (2) years from the date hereof (the "Term").

         (b) Upon the termination of this Agreement, Seller shall repurchase from KBK all uncollected Accounts purchased by KBK hereunder. The consideration paid or given by Seller to KBK for the repurchase of such Accounts shall be (i) the payment to KBK of an amount equal to the Batch Balance; provided, however, if the Batch Balance is a negative amount at the time of any such repurchase, KBK shall pay to Seller such amount,
                 (ii) the payment to KBK of any expenses and costs (including, without limitation, attorneys' fees) incurred by KBK in connection with the enforcement or collection of the Accounts being repurchased, and (iii) the release of KBK by Seller of all liabilities, claims, damages and obligations arising from, relating to or in connection with (1) this Agreement and/or the other Purchase Documents, and (2) the Accounts (including, without limitation, any Accounts repurchased by Seller). Upon receipt of such consideration, KBK shall sell such Accounts to Seller without recourse or warranty, express or implied.

         (c) KBK agrees that upon the request and at the expense of Seller, KBK shall transfer all pending enforcement actions and bankruptcy claims with respect to any of the Accounts being repurchased by Seller upon termination of this Agreement.

         (d) Seller shall also pay to KBK upon termination of this Agreement all Obligations owing to KBK hereunder and under the other Purchase Documents.

         (e) Any termination of this Agreement shall not otherwise affect KBK's ownership of Accounts purchased hereunder or its security interest in the Collateral, and this Agreement shall continue to be effective until all transactions entered into and Obligations incurred hereunder have been completed and satisfied in full.

14.5 NOTICE OF OFFER. Seller hereby agrees that in the event (a) the Seller receives a written proposal either during or at the end of the Term from a third party to provide financing or factoring ("Proposed Refinancing"), (b) the terms of the Proposed Refinancing are acceptable to Seller, and (c) Seller is considering accepting the Proposed Refinancing from the offeror (the "Offeror"), Seller will advise KBK in writing of the identity of the Offeror, the complete terms and conditions of the Proposed Refinancing and a full and complete copy of all written correspondence between Seller and Offeror describing the Proposed Refinancing. Seller agrees not to accept the Proposed Refinancing from the Offeror until at least ten (10) business days after delivery of the foregoing items to KBK.

14.6 SEVERABILITY. Each and every provision, condition, covenant and representation contained in this Agreement is, and shall be construed, to be a separate and independent covenant and agreement. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby.

14.7 INDEMNITY. Seller hereby indemnifies and agrees to hold the Indemnified Persons harmless against any breach by Seller of any representation, warranty, covenant or agreement of Seller contained in this Agreement, and against any claims or damages arising out of the manufacture, sale, possession or use of, or otherwise relating to, goods, or the performance of services, associated with or relating to Accounts or related rights purchased (or with respect to which a security interest is granted) hereunder. Seller also hereby indemnifies and agrees to hold harmless and defend all Indemnified Persons from and against any and all Indemnified Claims. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED CLAIMS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY INDEMNIFIED PERSON, but shall exclude any of the foregoing resulting from such Indemnified Person's gross negligence or willful misconduct. Upon notification and demand, Seller agrees to provide defense of any Indemnified Claim and to pay all costs and expenses of counsel selected by any Indemnified Person in respect thereof. Any Indemnified Person against whom any Indemnified Claim may be asserted reserves the right to settle or compromise any such Indemnified Claim as such Indemnified Person may determine in its sole discretion, and the obligations of such Indemnified Person, if any, pursuant to any such settlement or compromise shall be deemed included within the Indemnified Claims. Except as specifically provided in this section, Seller waives all notices from any Indemnified Person. The provisions of this Section shall survive the termination of this Agreement.

14.8 BENEFITS; ASSIGNMENT. All grants, covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Seller may not delegate or assign any of its duties or obligations under this Agreement without the prior written consent of

         KBK and any assignment without such consent shall be void. KBK RESERVES THE RIGHT TO ASSIGN ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT IN WHOLE OR IN PART TO ANY PERSON OR ENTITY. To the extent KBK assigns its rights and obligations hereunder to a third party, KBK shall thereafter be released from such assigned obligations to Seller and such assignment shall effect a novation between Seller and such third party. Without limiting the generality of the foregoing, KBK may from time to time grant participations in all or any part of the Obligations to any person or entity on such terms and conditions as may be determined by KBK in its sole and absolute discretion, provided that the grant of such participation shall not relieve KBK of its obligations hereunder nor create any additional obligations of the Seller. Seller consents to KBK disclosing any financial and any other information available to KBK concerning Seller to any prospective participant.

14.9 CAPTIONS. The captions in this Agreement are for convenience only and shall not define or limit the provisions hereof.

14.10 GOVERNING LAW, SUBMISSION TO PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS. SELLER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN TEXAS, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER PURCHASE DOCUMENTS, THE PURCHASE OF ACCOUNTS OR ANY OTHER RELATIONSHIP BETWEEN KBK AND SELLER BY ANY MEANS ALLOWED UNDER APPLICABLE LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER PURCHASE DOCUMENTS, THE PURCHASE OF ACCOUNTS OR ANY OTHER RELATIONSHIP BETWEEN KBK AND SELLER SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN ANY ONE OF THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF TEXAS HAVING JURISDICTION. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER.

14.11 WAIVER OF JURY TRIAL. SELLER AND KBK EACH HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH.

14.12 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER PURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS AGREEMENT ALSO AMENDS AND SUPERSEDES ANY OF THE TERMS OF ANY PRIOR WRITTEN AGREEMENTS WITH RESPECT TO THE MATTERS SET FORTH IN THIS AGREEMENT.

14.13 AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

14.14 EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective only upon acceptance by KBK at its offices in Fort Worth, Texas as evidenced by KBK's signature hereon. Subject to the foregoing, this Agreement may be executed in multiple original counterparts, all of which counterparts taken together shall be deemed to constitute one and the same instrument

14.15 USURY SAVINGS. The parties hereto intend that the transactions covered hereby are true sales hereof according to the provisions of
         Article 5069-1.14, of the Texas Revised Civil Statutes (as more fully described in Section 14.16 hereof) and that none of the Obligations under this Agreement or the other Purchase Documents will constitute loans or credit sales or interest on principal of a loan or credit sale as determined under applicable laws; provided, however, if this Agreement or any of the other Purchase Documents are deemed to require the payment or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest under applicable laws, the following provisions of this Section will apply:

         (a) It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Agreement or any of the other Purchase Documents, in no event whatsoever shall this Agreement or any of the other Purchase Documents require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with this Agreement or any of the other Purchase Documents, or in any communication by KBK or any other person to Seller or any other person, or in the event all or part of the principal or interest hereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this Agreement or any of the other Purchase Documents shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this Section shall govern and control, (ii) neither Seller nor any other person or entity now or hereafter liable for payments under this Agreement or any of the other Purchase Documents shall be obligated to pay the amount of such





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
                 interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws,
                 (iii) any such excess which is or has been received notwithstanding this Section shall be credited against the then unpaid principal balance of the Obligations under this Agreement and the other Purchase Documents or, if this Agreement or any of the other Purchase Documents has been or would be paid in full by such credit, refunded to Seller, and
                 (iv) the provisions of this Agreement or any of the other Purchase Documents, and any communication to Seller, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved, or received in connection herewith which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Agreement or any of the other Purchase Documents, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this Section shall be deemed to be incorporated into every Purchase Document.

         (b) If at any time the rate at which any interest is payable on any Obligation hereunder exceeds the Maximum Rate, the amount outstanding hereunder shall bear interest at the Maximum Rate only, but shall continue to bear interest at the Maximum Rate until such time as the total amount of interest accrued hereunder equals (but does not exceed) the total amount of interest which would have accrued hereunder had there been no Maximum Rate applicable hereto.

         (c) Seller and KBK agree that Tex. Rev. Civ. Stat. Ann art. 5069 Ch. 15 (which regulates certain revolving loan accounts and revolving tri-party accounts) shall not apply to any revolving loan accounts created under this Agreement or maintained in connection therewith.

         (d) To the extent that the interest rate laws of the State of Texas are applicable to this Agreement, the applicable interest rate ceiling is the indicated (weekly) ceiling determined in accordance with Article 5069-1.04(a)(1) of the Texas Revised Civil Statutes, as amended, and, to the extent that this Agreement is deemed an open end account as such term is defined in Article 5069-1.01(f) of the Texas Revised Civil Statutes, as amended, KBK retains the right to modify the interest rate in accordance with applicable law.

         (e) As used in this Section, (i) the term "applicable law" means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future, and (ii) the term "Maximum Rate" means, at the time of determination, the maximum rate of interest which, under applicable law, may then be charged on the Obligations hereunder.

14.16 APPLICABILITY OF ARTICLE 5069-1.14 . Seller and KBK acknowledge, agree, and fully intend that the transactions contemplated and covered hereby are true sales and are covered and governed by the provisions of Article 5069- 1.14 of the Texas Revised Civil Statutes.

The undersigned have entered into this Agreement as of the date first written above.

KBK FINANCIAL, INC.                                PONDER INDUSTRIES, INC.


By:                                                By:
   ----------------------------------------           -----------------------------------------
         Name:                                     Name:
              -----------------------------             ---------------------------------------
         Title:                                    Title:
               ----------------------------              --------------------------------------

Address: 301 Commerce Street                       Address:  5005 Riverway, Suite 550
         ----------------------------------                  ----------------------------------
         2200 City Center II
         ----------------------------------
         Fort Worth, Texas  76102                            Houston, Texas  77056
         ----------------------------------                  ----------------------------------
Attn:    Legal Department                          Attn:     Chief Financial Officer
         ----------------------------------                  ----------------------------------

Telecopy No.(817) 258-6114                         Telecopy No.  (713) 850-7730
            -------------------------------                      ------------------------------





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